UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2021, the board of directors (the “Board”) of Vince Holding Corp. (the “Company”) approved the appointment of Jonathan “Jack” Schwefel to serve as the Chief Executive Officer of the Company and its subsidiaries, effective March 29, 2021.  Mr. Schwefel, age 62, most recently served as the Chief Executive Officer of Cost Plus, Inc. from 2017 until 2021.  Prior to Cost Plus, Mr. Schwefel was the Chief Executive Officer for Dutch Fashion, LLC from 2014 until 2017 and the Chief Executive Officer of Sur La Table, Inc. from 2006 until 2014.

David Stefko, who was previously appointed Interim Chief Executive Officer and Chief Financial Officer on August 28, 2020, will resign from such position effective March 29, 2021, and will remain with the Company as Executive Vice President, Chief Financial Officer, his previously held position.

Concurrently with his appointment, Mr. Schwefel has entered into an employment agreement (“Agreement”) with the Company.  The Agreement provides for the following compensation for Mr. Schwefel: (i) a base salary of $800,000; (ii) annual cash bonus opportunity at target of 100% of base salary, provided predetermined performance metrics are met, with threshold annual bonus opportunity set at 50% of base salary and maximum annual bonus opportunity capped at 200% of base salary; and (iii) initial grant of 50,000 restricted stock units, effective March 29, 2021, vesting over three years in the following cadence: 25% on the first anniversary of such grant, 25% on the second anniversary and 50% on the third anniversary.

If Mr. Schwefel’s employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined in the Agreement), Mr. Schwefel will be eligible to receive severance benefits that include: (i) payment of an amount equal to twelve (12) months of his base salary (to be offset by compensation from any subsequent re-employment during the 12-month period); (ii) a pro-rated annual bonus for the year in which employment is terminated, to the extent earned based on audited results; (iii) all “accrued benefits” (as defined in the Agreement); and (iv) payment of the employer portion of applicable COBRA premiums during the COBRA subsidy period.

In addition, the Board has elected Mr. Schwefel to serve on the Board as a Class III director, effective as of March 29, 2021.  Mr. Schwefel brings to the Board extensive executive leadership experience in retail business for national and international brands.

There are no family relationships between Mr. Schwefel and any director, executive officer or nominees thereof of the Company.  There are no related party transactions between the Company and Mr. Schwefel that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Mr. Schwefel’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated March 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: March 8, 2021	By:	/s/ David Stefko
David Stefko
Interim Chief Executive Officer and Chief Financial Officer